AVIS BUDGET GROUP DELIVERS RECORD FOURTH QUARTER REVENUE DRIVEN BY OVERPERFORMANCE IN THE AMERICAS

PARSIPPANY, N.J., February 19, 2020 - Avis Budget Group, Inc. (NASDAQ: CAR) today reported a record fourth quarter and results for the full year ended December 31, 2019, driven by the strong performance in the Americas. We are also providing our outlook for 2020.

Fourth Quarter 2019 over Fourth Quarter 2018 Highlights:

•	Revenues increased to a record $2.2 billion, up 6% excluding currency exchange rate movements

•	Net income was $142 million or $1.90 per diluted share and Adjusted net income was $54 million or $0.73 per diluted share

•	Adjusted EBITDA increased to a record $143 million

•	Per-Unit Fleet Costs improved 3% excluding exchange rate effects

•	Utilization improved by 100 basis points

Full Year 2019 over Full Year 2018 Highlights:

•	Revenues increased to a record $9.2 billion, up 2% excluding currency exchange rate movements, for a tenth consecutive year of revenue growth

•	Net income was $302 million or $3.98 per diluted share and Adjusted net income was $279 million or $3.68 per diluted share

•	Adjusted EBITDA increased to $788 million, up 4% excluding currency exchange rate movements

•	Per-Unit Fleet Costs improved 5% excluding exchange rate effects

•	Repurchased approximately 2.2 million shares for a total of $62 million

Total Company

Fourth quarter revenues increased 6% compared to prior year excluding a $19 million impact from currency exchange rate movements, primarily due to a 5% increase in Rental Days and a 1% increase in Revenue per Day, excluding exchange rate effects. Per-Unit Fleet Costs, excluding exchange rate effects, improved by 3% and utilization improved 100 basis points. For the quarter, net income was $142 million, or $1.90 per diluted share. Adjusted EBITDA was $143 million and Adjusted net income was $54 million, or $0.73 per diluted share.

Full year revenues increased 2% compared to prior year excluding a $165 million impact from currency exchange rate movements, primarily due to a 3% increase in Rental Days. Per-Unit Fleet Costs, excluding exchange rate effects, improved by 5% and utilization improved 50 basis points. For the year, net income was $302 million, or $3.98 per diluted share. Adjusted EBITDA was $788 million including a $23 million impact from currency exchange rate movements and Adjusted net income was $279 million, or $3.68 per diluted share.

“We had a record fourth quarter, led by significant overperformance in the Americas and the single best December I have seen in the United States in my career,” said Joe Ferraro, Avis Budget Group Interim Chief Executive Officer. “Adjusting our full year results to exclude exchange rate effects, we delivered Adjusted EBITDA of $800 million for 2019, at the high end of the range we provided in October. Additionally, the quarter is off to a strong start as the momentum we experienced in December has continued.”

Americas Segment

Izzy Martins, Interim President, Americas commented, “The Americas delivered outstanding results in the fourth quarter, with a record Adjusted EBITDA of $144 million, which was 17% higher than prior year, driven by 8% rental day growth and improved vehicle costs."

International Segment

“We were able to grow International revenue year-over-year, while increasing revenue per day, excluding exchange rate effects, for the second quarter in a row,” said Keith Rankin, President, International.

Capital Allocation and Liquidity

We repurchased approximately 2.2 million shares during 2019, for approximately $62 million under our share repurchase program.

As of December 31, 2019, our corporate debt was approximately $3.4 billion and cash and cash equivalents totaled $686 million, bringing net corporate debt to $2.7 billion, and our net corporate leverage ratio to 3.5x.

Weighted average diluted shares outstanding were 74.4 million in the quarter compared to 77.6 million in the prior year, a 4% quarter-over-quarter reduction.

Investor Conference Call

Avis Budget Group will host a conference call to discuss fourth quarter and full year results and its outlook on February 20, 2020, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay will be available on our website and at (877) 660-6853 using conference code 13698431.

Outlook

Our full-year 2020 outlook includes non-GAAP financial measures and excludes the effect of future changes in currency exchange rates. We believe that it is impracticable to provide a reconciliation to the most comparable GAAP measures due to the forward-looking nature of these forecasted Adjusted earnings measures and the degree of uncertainty associated with forecasting the reconciling items and amounts. We further believe that providing estimates of the amounts that would be required to reconcile the forecasted adjusted measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors. The after-tax effect of such reconciling items could be significant to our future quarterly or annual results.

2020 guidance:

$ millions *	2020 Estimates
Revenues	$9,400 - $9,600
Adjusted EBITDA	$750 - $850
Adjusted pretax income	$375 - $475
Adjusted net income	$250 - $350
Adjusted diluted earnings per share	$3.75 - $4.75
Adjusted free cash flow	$275 - $325
* Excluding Adjusted diluted earnings per share.
Non-vehicle related depreciation and amortization excludes acquisition-related amortization expense.
Interest expense related to corporate debt, net excludes early extinguishment of debt.

Americas

% change	vs prior year
Rental Days	2% - 5%
Revenue per Day	0% - 2%
Per-Unit Fleet Costs per Month	0% - 3%
Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

International

% change	vs prior year
Rental Days	0% - 3%
Revenue per Day	0% - 2%
Per-Unit Fleet Costs per Month	1% - 4%
Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 30,000 employees and is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, future fleet costs, acquisition synergies, cost-saving initiatives, cash flows and future share repurchases are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the high level of competition in the mobility industry, changes in our fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any change in economic conditions generally, particularly during our peak season and/or in key market segments, any change in travel demand, including changes in airline passenger traffic, any occurrence or threat of terrorism, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our strategy for growth and cost savings. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures and Key Metrics

This release includes financial measures such as Adjusted EBITDA and Adjusted free cash flow, as well as other financial measures that exclude certain items that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained on Table 1, Table 4, Table 5 and Appendix I of this release. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, are calculated on a per-month basis.

Share Repurchase Program

The Company’s share repurchases may occur through open market purchases or trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors. The repurchase program may be suspended, modified or discontinued at any time without prior notice. The repurchase program has no set expiration or termination date.

Contacts
Media Contact:	Investor Contact:
Katie McCall	David Calabria
PR@avisbudget.com	IR@avisbudget.com

# # #
Tables Follow

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Income Statement and Other Items
Revenues	$2,162	$2,050	5%	$9,172	$9,124	1%
Income before income taxes	14	3	n/m	287	267	7%
Net income	142	13	n/m	302	165	83%
Earnings per share - diluted	1.90	0.16	n/m	3.98	2.06	93%

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	143	142	1%	788	781	1%
Adjusted pretax income	48	42	14%	403	398	1%
Adjusted net income	54	41	32%	279	292	(4%)
Adjusted earnings per share - diluted	0.73	0.53	38%	3.68	3.65	1%

	As of
	December 31, 2019	December 31, 2018
Balance Sheet Items
Cash and cash equivalents	$686	$615
Vehicles, net	12,177	11,474
Debt under vehicle programs	11,068	10,232
Corporate debt	3,435	3,551
Stockholders' equity	656	414

Segment Results
	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Revenues
Americas	$1,530	$1,404	9%	$6,352	$6,186	3%
International	632	646	(2%)	2,820	2,938	(4%)
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$2,162	$2,050	5%	$9,172	$9,124	1%

Adjusted EBITDA
Americas	$144	$123	17%	$652	$558	17%
International	16	35	(54%)	203	287	(29%)
Corporate and Other	(17)	(16)	n/m	(67)	(64)	n/m
Total Company	$143	$142	1%	$788	$781	1%

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues	$2,162	$2,050	$9,172	$9,124

Expenses
Operating	1,164	1,078	4,698	4,639
Vehicle depreciation and lease charges, net	484	486	2,063	2,179
Selling, general and administrative	290	267	1,237	1,220
Vehicle interest, net	83	77	344	314
Non-vehicle related depreciation and amortization	68	66	263	256
Interest expense related to corporate debt, net:
Interest expense	39	49	178	188
Early extinguishment of debt	2	14	12	19
Restructuring and other related charges	14	8	80	22
Transaction-related costs, net	4	2	10	20
Total expenses	2,148	2,047	8,885	8,857

Income before income taxes	14	3	287	267
Provision for (benefit from) income taxes	(128)	(10)	(15)	102
Net income	$142	$13	$302	$165

Earnings per share - diluted
Basic	$1.92	$0.16	$4.01	$2.08
Diluted	$1.90	$0.16	$3.98	$2.06

Weighted average shares outstanding
Basic	73.9	76.9	75.2	79.3
Diluted	74.4	77.6	75.7	80.1

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change

Americas

Rental Days (000’s)	26,509	24,648	8%	111,758	108,732	3%
Revenue per Day, excluding exchange rate effects (A)	$57.70	$56.93	1%	$56.94	$56.89	0%
Average Rental Fleet	416,801	395,607	5%	434,570	425,957	2%
Vehicle Utilization	69.1%	67.7%	140 bps	70.5%	69.9%	60 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$271	$288	(6%)	$281	$307	(8%)

International

Rental Days (000’s)	13,772	13,692	1%	59,161	57,797	2%
Revenue per Day, excluding exchange rate effects (A)	$47.25	$47.22	0%	$50.26	$50.84	(1%)
Average Rental Fleet	213,887	213,719	0%	225,891	221,823	2%
Vehicle Utilization	70.0%	69.6%	40 bps	71.8%	71.4%	40 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$232	$223	4%	$234	$229	2%

Total

Rental Days (000’s)	40,281	38,340	5%	170,919	166,529	3%
Revenue per Day, excluding exchange rate effects (A)	$54.13	$53.46	1%	$54.63	$54.79	0%
Average Rental Fleet	630,688	609,326	4%	660,461	647,780	2%
Vehicle Utilization	69.4%	68.4%	100 bps	70.9%	70.4%	50 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$258	$265	(3%)	$265	$280	(5%)
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:
	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change

Americas

Revenue per Day	$57.70	$56.93	1%	$56.84	$56.89	0%
Per-Unit Fleet Costs per Month	$271	$288	(6%)	$280	$307	(9%)

International

Revenue per Day	$45.86	$47.22	(3%)	$47.66	$50.84	(6%)
Per-Unit Fleet Costs per Month	$225	$223	1%	$222	$229	(3%)

Total

Revenue per Day	$53.65	$53.46	0%	$53.66	$54.79	(2%)
Per-Unit Fleet Costs per Month	$255	$265	(4%)	$260	$280	(7%)

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Year Ended December 31, 2019
Operating Activities
Net cash provided by operating activities	$2,586

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(235)
Net cash used in investing activities of vehicle programs	(2,517)
Net cash used in investing activities	(2,752)

Financing Activities
Net cash provided by (used in) financing activities exclusive of vehicle programs	(182)
Net cash provided by (used in) financing activities of vehicle programs	500
Net cash provided by (used in) financing activities	318

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	13
Net change in cash and cash equivalents, program and restricted cash	165
Cash and cash equivalents, program and restricted cash, beginning of period (A)	735
Cash and cash equivalents, program and restricted cash, end of period (B)	$900

_______
(A)	Consists of cash and cash equivalents of $615 million, program cash of $115 million and restricted cash of $5 million.
(B)	Consists of cash and cash equivalents of $686 million, program cash of $211 million and restricted cash of $3 million.

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Year Ended December 31, 2019
Income before income taxes	$287
Add-back of non-vehicle related depreciation and amortization	263
Add-back of restructuring and other related costs	80
Add-back of debt extinguishment costs	12
Add-back of transaction-related costs	10
Add-back of non-operational charges related to shareholder activist activity	2
Working capital and other	66
Capital expenditures	(250)
Tax payments, net of refunds	(89)
Vehicle programs and related (D)	(104)
Adjusted free cash flow	277

Acquisition and related payments, net of acquired cash (E)	(54)
Dispositions, net of tax payments (F)	64
Borrowings, net of debt repayments	(108)
Restructuring and other related payments	(35)
Transaction-related payments	(15)
Repurchases of common stock	(67)
Change in program cash	94
Change in restricted cash	(2)
Foreign exchange effects, financing costs and other	11
Net change in cash and cash equivalents, program and restricted cash (per above)	$165

_______
(C)
The Company has revised its definition of Adjusted free cash flow to exclude payments for restructuring and other related charges. Our calculation of Adjusted free cash flow may not be comparable to the calculation of similarly-titled measures used by other companies. See Appendix I for the definition of Adjusted free cash flow.

(D)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(E)
Excludes $26 million of vehicles purchased as a part of North America licensee acquisitions, which were financed through incremental vehicle-backed borrowings, and includes an equity method investment of $3 million in our licensee in Greece.

(F)	Proceeds received on the sale of our equity method investment in China, net of cross-border withholding taxes of $4 million.

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Year Ended December 31, 2019
Net cash provided by operating activities (per above)	$2,586
Investing activities of vehicle programs	(2,517)
Financing activities of vehicle programs	500
Capital expenditures	(250)
Proceeds received on sale of assets and nonmarketable equity securities	23
Change in program cash	(94)
Change in restricted cash	2
Acquisition and disposition-related payments	(23)
Restructuring and other related payments	35
Transaction-related payments	15
Adjusted free cash flow (per above)	$277

Table 5 (page 1 of 2)
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income, income before income taxes and diluted earnings per share to Adjusted EBITDA and our Adjusted earnings measures.

		December 31, 2019
Reconciliation of net income to Adjusted EBITDA:		Three Months Ended	Year Ended

	Net income	$142	$302
	Benefit from income taxes	(128)	(15)
	Income before income taxes	14	287

	Add certain items:
	Restructuring and other related charges	14	80
	Acquisition-related amortization expense	12	56
	Early extinguishment of debt	2	12
	Transaction-related costs, net	4	10
	Non-operational charges related to shareholder activist activity (A)	2	2
	Gain on sale of equity method investment in China (B)	—	(44)
	Adjusted pretax income	48	403

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	56	207
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	39	178
	Adjusted EBITDA	$143	$788

Reconciliation of net income to adjusted net income:

	Net income	$142	$302
	Add certain items, net of tax:
	Restructuring and other related charges	11	62
	Acquisition-related amortization expense	9	41
	Early extinguishment of debt	2	9
	Transaction-related costs, net	2	7
	Non-operational charges related to shareholder activist activity	1	1
	Gain on sale of equity method investment in China	—	(30)
	One-time tax benefit arising from implementation of tax planning strategies	(113)	(113)
	Adjusted net income	$54	$279

	Earnings per share - Diluted	$1.90	$3.98

	Adjusted diluted earnings per share	$0.73	$3.68

	Shares used to calculate Adjusted diluted earnings per share	74.4	75.7

_______
(A)	Reported within selling, general and administrative in our Consolidated Statements of Operations.
(B)	Reported within operating expenses in our Consolidated Statements of Operations.

Table 5 (page 2 of 2)

		December 31, 2018
Reconciliation of net income to Adjusted EBITDA:		Three Months Ended	Year Ended

	Net income	$13	$165
	Provision for (benefit from) income taxes	(10)	102
	Income before income taxes	3	267

	Add certain items:
	Acquisition-related amortization expense	15	61
	Restructuring and other related charges	8	22
	Transaction-related costs, net	2	20
	Early extinguishment of debt	14	19
	Non-operational charges related to shareholder activist activity (A)	—	9
	Adjusted pretax income	42	398

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	51	195
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	49	188
	Adjusted EBITDA	$142	$781

Reconciliation of net income to adjusted net income:

	Net income	$13	$165
	Add certain items, net of tax:
	Acquisition-related amortization expense	10	43
	Income tax provision from the Tax Act (B)	—	30
	Restructuring and other related charges	6	17
	Transaction-related costs, net	2	16
	Early extinguishment of debt	10	14
	Non-operational charges related to shareholder activist activity	—	7
	Adjusted net income	$41	$292

	Earnings per share - Diluted	$0.16	$2.06

	Adjusted diluted earnings per share	$0.53	$3.65

	Shares used to calculate Adjusted diluted earnings per share	77.6	80.1

_______
(A)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.
(B)	In 2018, as a result of the Tax Act, the adjustment of incremental tax expense related to cumulative foreign earnings initially recorded in the fourth quarter of 2017.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,530	$632	$2,162	$1,404	$646	$2,050
Currency exchange rate effects	—	19	19	—	—	—
Revenue excluding exchange rate effects	$1,530	$651	$2,181	$1,404	$646	$2,050
Rental days (000's)	26,509	13,772	40,281	24,648	13,692	38,340
RPD excluding exchange rate effects (in $'s)	$57.70	$47.25	$54.13	$56.93	$47.22	$53.46

Vehicle Utilization
Rental days (000's)	26,509	13,772	40,281	24,648	13,692	38,340
Average rental fleet	416,801	213,887	630,688	395,607	213,719	609,326
Number of days in period	92	92	92	92	92	92
Available rental days (000's)	38,346	19,677	58,023	36,396	19,662	56,058
Vehicle utilization	69.1%	70.0%	69.4%	67.7%	69.6%	68.4%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$339	$145	$484	$342	$144	$486
Currency exchange rate effects	—	3	3	—	—	—
	$339	$148	$487	$342	$144	$486
Average rental fleet	416,801	213,887	630,688	395,607	213,719	609,326
Per-unit fleet costs (in $'s)	$813	$696	$773	$864	$670	$796
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$271	$232	$258	$288	$223	$265

	Year Ended December 31, 2019			Year Ended December 31, 2018
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$6,352	$2,820	$9,172	$6,186	$2,938	$9,124
Currency exchange rate effects	11	154	165	—	—	—
Revenue excluding exchange rate effects	$6,363	$2,974	$9,337	$6,186	$2,938	$9,124
Rental days (000's)	111,758	59,161	170,919	108,732	57,797	166,529
RPD excluding exchange rate effects (in $'s)	$56.94	$50.26	$54.63	$56.89	$50.84	$54.79

Vehicle Utilization
Rental days (000's)	111,758	59,161	170,919	108,732	57,797	166,529
Average rental fleet	434,570	225,891	660,461	425,957	221,823	647,780
Number of days in period	365	365	365	365	365	365
Available rental days (000's)	158,618	82,450	241,068	155,474	80,966	236,440
Vehicle utilization	70.5%	71.8%	70.9%	69.9%	71.4%	70.4%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$1,462	$601	$2,063	$1,568	$611	$2,179
Currency exchange rate effects	2	32	34	—	—	—
	$1,464	$633	$2,097	$1,568	$611	$2,179
Average rental fleet	434,570	225,891	660,461	425,957	221,823	647,780
Per-unit fleet costs (in $'s)	$3,368	$2,804	$3,175	$3,682	$2,751	$3,363
Number of months in period	12	12	12	12	12	12
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$281	$234	$265	$307	$229	$280

_______
Our calculation of Rental Days and Revenue per Day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity, gain on sale of equity method investment in China and income taxes. Net charges for unprecedented personal-injury legal matters and gain on sale of equity method investment in China are recorded within operating expenses in our consolidated condensed statement of operations. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service fees and are recorded within selling, general and administrative expenses in our consolidated results of operations. We have revised our definition of Adjusted EBITDA to exclude the gain on sale of equity method investment in China. We did not revise prior years’ Adjusted EBITDA amounts because there were no gains similar in nature to this gain. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $10 million and $11 million in fourth quarter 2019 and 2018, respectively, and totaling $44 million and $43 million in the year ended December 31, 2019 and 2018, respectively.

We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and other certain items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude restructuring and other related charges and have revised prior years' Adjusted Free Cash Flow amounts accordingly. We believe this change is meaningful to investors as it brings the measurement in line with our other non-GAAP measures. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Available Rental Days
Defined as Average Rental Fleet times the number of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.